COLUMBUS ENERGY CORP.
                            (A Colorado Corporation)

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------

                                 March 27, 2000

      You are invited to attend or be represented by proxy at the Annual Meeting of Shareholders of Columbus Energy Corp., a Colorado corporation, to be held in the Norwest Bank Building Forum Room, Main Floor, 1740 Broadway, Denver, Colorado, at 9:30 a.m. MDT on May 4, 2000, for the following purposes:

          1. To elect two Class I members of the Board of Directors for the ensuing year as listed in the proxy statement.

          2. To transact such other business as may properly be brought before the meeting.

      The transfer books of the Company will not be closed, but only shareholders of record at the close of business on March 23, 2000 will be entitled to receive notice of, and vote at, the meeting or at any postponement or adjournment thereof.

      A copy of the annual report of the Company for the fiscal year ended November 30, 1999 accompanies this Notice of Annual Meeting of Shareholders.

      PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY SO THAT YOUR VOTE CAN BE RECORDED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. POSTAGE IS PROVIDED IF MAILED WITHIN THE UNITED STATES.

      You may revoke your proxy by following the procedures set forth in the accompanying proxy statement.

                                BY ORDER OF THE BOARD OF DIRECTORS


                                Michael M. Logan
                                Secretary

                              COLUMBUS ENERGY CORP.

                               1660 Lincoln Street

                             Denver, Colorado 80264

                           ANNUAL MEETING MAY 4, 2000

                           --------------------------
                                 PROXY STATEMENT
                           --------------------------

                                 March 27, 2000

                              SOLICITATION OF PROXY

      This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Columbus Energy Corp. ("Columbus" or the "Company") for use at the annual meeting of shareholders of Columbus to be held May 4, 2000. The notice of the meeting and form of proxy are enclosed with this proxy statement.

                                      PROXY

      Each properly executed proxy will be voted, and where a choice has been specified by the shareholders on the proxy, it will be voted in accordance with the specifications made. If no choice is specified it will be voted FOR the nominee directors. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and to vote in person. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by notice to the Secretary of the Company prior to or at the time of the meeting, by executing a new proxy bearing a later date, or by voting in person at the meeting.

                                 VOTING MATTERS

      The only voting class of security of the Company is its common stock, par value $.20 per share, each share of which entitles its holder to one vote. As of March 23, 2000, there were outstanding and entitled to vote 3,753,374 shares of common stock. Only shareholders of record at the close of business on March 23, 2000 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

      The presence, in person or by proxy, of holders of one-third of the outstanding common stock of the Company will constitute a quorum for the transaction of business at the annual meeting, but, if a quorum is not present, the meeting may be adjourned from time to time until a quorum is obtained. Both abstentions and broker non-votes are treated as present for purposes of determining a quorum at the annual meeting. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote is necessary for election of directors. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Brokers that do not receive instructions are entitled to vote on the election of directors. Under applicable Colorado law, a broker non-vote will have no effect on the outcome of the election of directors as such votes will not be counted as votes cast.

      This proxy statement and the accompanying notice of annual meeting and form of proxy are first being sent to shareholders on or about March 27, 2000.

                            -------------------------

     THE COMPANY WITHOUT CHARGE WILL PROVIDE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED NOVEMBER 30, 1999, TO EACH RECORD OR BENEFICIAL OWNER OF ITS COMMON STOCK ON THE RECORD DATE. SUCH REQUESTS SHOULD BE DIRECTED
TO: COLUMBUS ENERGY CORP., 1660 LINCOLN STREET, SUITE 2400, DENVER, COLORADO 80264, ATTENTION: MICHAEL M. LOGAN, SECRETARY.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth information concerning persons known by the Company to be beneficial owners of more than five percent of the Company's voting securities as of February 29, 2000. All information is taken from or based on filings made by such beneficial owners with the Securities and Exchange Commission ("SEC") or information provided by such owners to the Company. Except as indicated in the footnotes, each person identified in the table holds sole voting and investment power with respect to the shares shown opposite such person's name.

        Title                     Name and Address                      Amount and Nature of                   Percent
      of Class                   of Beneficial Owner                    Beneficial Ownership                  of Class
   --------------                -------------------                    --------------------                  --------
   Common Stock             Harry A. Trueblood, Jr.                         1,055,782(1)                        27.3
   par value                1660 Lincoln St., Suite 2400
   $.20 per share           Denver, CO 80264

                            Carl Seaman                                       456,527(2)                        12.2
                            63 Hunting Ridge Road
                            Greenwich, CT 06831

                            Fidelity Management & Research                    307,500(3)                         8.2
                                Fund
                            82 Devonshire Street
                            Boston, MA  02109

                            Wellington Management Company, LLP                399,925(4)                        10.7
                                Wellington Trust Co. N.A.
                            75 State Street
                            Boston, MA 02109

(1) Includes 112,375 shares underlying non-statutory stock options that are exercisable within 60 days of February 29, 2000; 23,292 shares which are owned by Lucile B. Trueblood, Mr. Trueblood's wife, which she holds as her separate property and as to which Mr. Trueblood disclaims any beneficial ownership; and includes 231,653 shares held by the Harry A. Trueblood, Jr. Charitable Remainder Unitrust dated 6/1/98 of which Mr. Trueblood is the sole trustee. As such, Mr. Trueblood holds sole voting rights and dispositive power to such shares but disclaims any beneficiary ownership thereto.

(2) Includes 166,375 shares owned by Carl and Associates, a general partnership in which Mr. Seaman owns an 80% partnership interest and as to which Mr. Seaman shares voting and investment power, and 6,146 shares which are owned by Linda Seaman, Mr. Seaman's wife, which she holds as her separate property and as to which Mr. Seaman disclaims any beneficial ownership.

(3) Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of the shares as investment advisor to the Fidelity Low-Priced Stock Fund (the "Fund") that directly owns the shares of common stock. FMR Corp. is controlled by the Edward C. Johnson, 3d. family. Edward C. Johnson, 3d., Fidelity and FMR Corp. through its control of Fidelity have sole power to dispose of the shares owned by the Fund. Neither FMC Corp. nor Edward C. Johnson 3d. has the sole power to vote or direct the voting of the shares owned by the Fund, which power is held by the Board of Trustees of the Fund and exercised under written guidelines established by the Board of Trustees.

(4) Wellington Trust Co., N.A., a bank, is a wholly-owned subsidiary of Wellington Management Company, LLP. Wellington Management Company, LLP has shared power to vote 299,925 shares and shared power to dispose of 399,925 shares. Wellington Trust Co., N.A. has shared power to vote and dispose of 299,925 shares representing 8.0% of the class.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The table below provides information as to each class of Columbus' equity securities beneficially owned as of February 29, 2000 by (i) each director, (ii) each "named executive officer" listed in the summary compensation table under the heading "Executive Compensation", and (iii) all directors and executive officers as a group. All information is taken from or based on filings made by such persons with the SEC or provided by such persons to the Company. Except as indicated in the footnotes, each person identified in the table holds sole voting and investment power with respect to the shares shown opposite such person's name.

        Title                                                   Amount and Nature                 Percent
      of Class                          Name                 of Beneficial Ownership              of Class
      --------                          ----                 -----------------------              --------
   Common stock               Harry A. Trueblood, Jr.            1,055,782(1)                       27.3
   par value                  J. Samuel Butler                      27,820(2)                          *
   $.20 per share             William H. Blount, Jr.                27,416(2)                          *
                              Jerol M. Sonosky                      36,230(2)                          *
                              Clarence H. Brown                     88,829(3)                        2.3
                              Ronald H. Beck                        57,897(4)                        1.5
                              Michael M. Logan                      62,399(4)                        1.6
                              All directors and                  1,416,143(5)                       34.1
                                executive officers as a
                                group (8 persons)

------------------
*     Less than 1%

(1)  See footnote (1) under "Security Ownership of Certain Beneficial Owners."

(2) Includes 12,000 shares of common stock underlying stock options that are exercisable within 60 days of February 29, 2000.

(3) Includes 87,245 shares of common stock underlying stock options that are exercisable within 60 days of February 29, 2000.

(4) Includes 53,750 shares of common stock underlying stock options that are exercisable within 60 days of February 29, 2000.

(5) Includes an aggregate of 396,128 shares of common stock underlying stock options that are exercisable within 60 days of February 29, 2000.

                                 PROPOSAL NO. 1
                       NOMINEES FOR ELECTION OF DIRECTORS

      The Board of Directors consists of five members, divided into two classes (Class I and Class II) having staggered terms of two years each. The Class I directors are Harry A. Trueblood, Jr. and William H. Blount. The Class II directors are J. Samuel Butler, Jerol M. Sonosky and Clarence H. Brown. Two Class I directors are to be elected at this meeting. The persons authorized by the enclosed form of proxy intend to vote each proxy received by them for the election of the two Class I nominees named below unless different instructions are given. The term of office of all Class I nominees, if elected, will commence on their election and will continue until the annual meeting in 2002 or until their successors are duly elected and qualified.

      Each Class I nominee has consented to be named in this proxy statement and to serve if elected.

      If any nominee becomes unable to serve as a director before the annual meeting, the persons authorized by the proxy will vote in their discretion for the election of another person for such office. The Board of Directors has no reason to believe that any Class I nominee will decline or become unable to serve before the annual meeting.

      The Board of Directors unanimously recommends a vote FOR the Class I nominees named below.

      Certain information as to each nominee for election as a Class I director is set forth in the table and paragraphs below. The information appearing in the table below has been furnished to the Company by the nominees.

                                     Name of Nominees for Director,                                          First Became
                           Principal Occupation and Biographical Information                         Age      Director in
                           -------------------------------------------------                         ---     ------------
Harry A. Trueblood, Jr.                                                                              74          1982
      Chairman of the Board,  President,  Chief Executive Officer and Director.  Mr. Trueblood
      was a founder and former  President  and/or  Chairman  of the Board and Chief  Executive
      Officer of  Consolidated  Oil & Gas,  Inc.,  the former  parent of  Columbus,  from 1958
      until  October  1988.  He  was  also  a  Director  of  CEC  Resources   Ltd.,  a  former
      wholly-owned  subsidiary  of the  Company,  until  February  2000 at  which  time it was acquired by Carbon Energy Corporation and he was elected a Director thereof.

William H. Blount, Jr.                                                                               53          1988
      Director.  Mr.  Blount has been  Chairman and  President  of Power  Motive  Corporation,
      Denver,  Colorado,  a distributor of heavy  construction  equipment,  since 1980. He has been  with that  firm  since  1972 and was Vice  President  from  1974 to 1980.  He is a member of the Chief Executives Organization and a Director of Colorado Uplift.

Information Concerning Continuing Directors

      Certain information as to each director who will continue in office is set forth in the table below. The information appearing in the table below has been furnished to the Company by the directors.

                               Name of Continuing Directors,                                                 First Became
                     Principal Occupation and Biographical Information                              Age       Director in
                     -------------------------------------------------                              ---      ------------
J. Samuel Butler                                                                                    54           1984
      Director.  Mr. Butler was President  and Chief  Operating  Officer of Columbus from 1985 until  July 31,  1989  after  which he became a  founding  principal  of the  investment banking  firm of Petrie  Parkman & Co.  until  December  1994.  Also during that time he served as Chief  Executive  Officer and  President  of  privately-held  Sterling  Energy
      Corp.  and  Sheffield  Exploration  Company,  a  publicly-held  independent  oil and gas exploration  company.  He  currently  serves as Chairman of the Board,  Chief  Executive
      Officer and  President  of ST Oil  Company,  a  privately-held  independent  oil and gas company and Director of Colorado Wyoming Reserve Company.

Jerol M. Sonosky                                                                                    74           1985
      Director.  Mr. Sonosky served in various  capacities  with the First  Interstate Bank of
      California,  Los Angeles,  California,  from 1959 to 1983, retiring in 1983 as Executive
      Vice  President  and Manager of the  International  Division.  Currently he is an energy and financial consultant.

Clarence H. Brown                                                                                   65           1989
      Director.  Mr.  Brown was elected  Executive  Vice  President  of Columbus in  September
      1988 and was later  named  Chief  Operating  Officer  in August  1989.  From 1984  until
      September  1988,  he was Chief  Executive  Officer and  Chairman of the Board of Kimbark
      Oil & Gas Company.

Compensation of Directors

      At each annual organizational meeting, the Board of Directors adopts a new compensation policy for its directors for the next year. Following the 1999 annual meeting, the Board determined the following policy to be effective until May 31, 2000: The directors of Columbus who are not otherwise employed as officers are currently paid an annual director's fee of 3,750 shares of restricted common stock issued from treasury, which for tax purposes is valued at 75% of the closing price of the common stock on the date of that directors' meeting, plus $1,500 per meeting for attendance at all regular and special meetings of the Board of Directors, and $750 for attendance at meetings of the Audit, Compensation and Executive Committees if held at a time other than at the time that a regular or special meeting of the Board is held.

Committees and Meetings

      The Board of Directors held four meetings during fiscal 1999. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and the meetings of the committees described below on which such director served.

      The Company has a standing Executive Committee comprised of Messrs. Trueblood and Sonosky. The function of the Executive Committee is to act on matters in the absence of the Board of Directors, which actions are later ratified by the Board of Directors. The Executive Committee met once during fiscal 1999.

      The Company has a standing Audit Committee comprised of Messrs. Sonosky, Butler and Blount. Mr. Blount serves as the Chairman of the Audit Committee. The principal duties of the Audit Committee are to recommend to the Board of Directors the engagement and discharge of the independent auditors; review with management and the independent auditors the type of services to be performed by the independent auditors, their performance and their fees; review the scope of the audit; consider comments by the auditors regarding internal controls and accounting procedures, as well as management's response to those comments; and review the adequacy of the Company's system of internal accounting controls. The Audit Committee met three times during fiscal 1999.

      The Company has a standing Compensation Committee comprised of Messrs. Sonosky (Chairman of the Committee), Butler and Trueblood. The function of the Compensation Committee is to review and determine the compensation to be awarded to all executive officers (other than the Chief Executive Officer) and the general level of various plan contributions, and annual wage increases to non-officer employees. Messrs. Sonosky and Butler form the Compensation Committee with respect to the compensation of Mr. Trueblood and, in that role, they recommend the compensation for Mr. Trueblood to the Board of Directors, which makes a final determination (without Mr. Trueblood's participation). The Compensation Committee held two meetings in fiscal 1999.

      The Company has a standing Incentive Stock Option Plan Administrative Committee comprised of Messrs. Blount, Butler and Sonosky. This Committee administers the Columbus Energy Corp. 1995 Stock Option Plan. The Incentive Stock Option Plan Administrative Committee met two times during fiscal 1999.

      The Company does not have a standing Nominating Committee.

                        EXECUTIVE OFFICERS OF THE COMPANY

      Set forth below is certain information concerning the executive officers of the Company, each of whom serves at the pleasure of the Board of Directors.

       Name and Age                                        Position with Columbus and Biographical Information
       ------------                                        ---------------------------------------------------
Harry A. Trueblood, Jr. (74)        See "Nominees for Election of Directors"
Clarence H. Brown (65)              See "Information Concerning Continuing Directors"
Ronald H. Beck (55)                 Vice President.  Mr. Beck was elected Vice President of Columbus in August 1985 and served as Treasurer from August 1985 to May 1993.  He also serves as Chief Financial  Officer.
Michael M. Logan (50)               Vice President and Secretary.  Mr. Logan joined Columbus in August 1985 and was elected
                                    Vice President of Corporate Development and Marketing in November 1985,  and Secretary
                                    in May 1999.
James P. Garrett (53)               Treasurer.  Mr. Garrett joined Columbus in August 1992 as Controller and was elected
                                    Treasurer in May 1993.

                             EXECUTIVE COMPENSATION

      The following table sets forth certain information regarding compensation paid during each of the last three years to the Company's Chief Executive Officer and the three other executive officers who earned over $100,000 in salary and bonus in fiscal 1999 (referred to as the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                         Annual Compensation
                                       -----------------------
Name and Principal         Fiscal                                     Long Term Compensation Awards         All Other
    Position                Year       Salary($)      Bonus($)      Securities Underlying Options(#)     Compensation($)
------------------         ------      ---------      --------      --------------------------------     ---------------
H.A. Trueblood, Jr.         1999       $130,000      $  21,667                   50,000                       $12,300 (2)
   Chief Executive          1998        127,917        100,000                   32,000                        17,877
   Officer                  1997        120,916        100,000                   34,375 (6)                    22,057

Clarence H. Brown           1999        125,000         15,365 (1)               20,000                       115,377 (3)
   Chief Operating          1998        122,917         91,500                   20,000                         4,800
   Officer                  1997        118,000         68,400                   20,625 (6)                     4,480

Ronald H. Beck              1999        106,000         13,042 (1)               16,000                         7,449 (4)
   Vice President &         1998        104,333         25,083                   13,000                         7,250
   Chief Financial Officer  1997        100,333         15,653                   13,750 (6)                     6,928

Michael M. Logan            1999        106,000         13,042 (1)               16,000                         5,700 (5)
   Vice President           1998        104,333         25,083                   13,000                         5,700
   Corp. Development        1997        100,333         15,653                   13,750 (6)                     5,380
   & Secretary

-----------------
(1) Represents shares of common stock awarded as incentive bonuses valued at 75% of the market value of $5.75 per share on the date of award.

(2) Represents matching contributions by the Company under the 401(k) Plan and amounts accrued under the Company's separation pay policy of $4,800 and $7,500, respectively.

(3) Represents matching contributions by the Company under the 401(k) Plan and amounts accrued under the Company's separation pay policy of $4,800 and $110,577, respectively.

(4) Represents matching contributions by the Company under the 401(k) Plan and Company contributions under the Employee Stock Purchase Plan of $4,800 and $2,649, respectively.

(5) Represents matching contributions by the Company under the 401(k) Plan and Company contributions under the Employee Stock Purchase Plan of $4,800 and $900, respectively.

(6) All option amounts have been adjusted for the Company's five-for-four stock split in May 1997 and 10% stock dividend paid the shareholders of record on February 23, 1998.

                        OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth information concerning individual grants of stock options made during fiscal 1999 to the Company's named executive officers.

                                          Individual Grants
                            -----------------------------------------------
                                                                                                    Potential Realizable
                             Number of                                                                Value at Assumed
                            Securities       % of Total                                             Annual Rates of Stock
                            Underlying         Options                                                Price Appreciation
                              Options        Granted to          Exercise                           For Option Term (3)
                              Granted       Employees in           Price          Expiration        ---------------------
         Name                 (#)(1)         Fiscal Year       ($/Share)(2)          Date            5% ($)      10% ($)
         ----               -----------     ------------       ------------       ----------        -------      -------
H. A. Trueblood, Jr           50,000            20.3             $6.125             5/5/02          $48,273     $101,369
Clarence H. Brown             20,000             8.1              6.125             5/5/02           19,309       40,548
Ronald H. Beck                16,000             6.5              6.125             5/5/02           15,447       32,438
Michael M. Logan              16,000             6.5              6.125             5/5/02           15,447       32,438

----------------
(1) Because of the prior service provision in the Company's Employee Stock Option Plan, all options are exercisable upon grant.

(2) Options granted at the closing price of the Company's common stock on that date.

(3) These columns present hypothetical future realizable values of the options, obtainable upon exercise of the options net of the option's exercise price, assuming that the market price of the Company's common stock appreciates at a 5% and 10% compound annual rate over the term of the options. The 5% and 10% rates of market price appreciation are presented as examples pursuant to rules of the SEC and do not reflect management's prediction of the future market price of the Company's common stock. No gain to the optionees is possible without an increase in the market price of the common stock above the option price. There can be no assurance that the potential realizable values shown in this table will be achieved. The potential realizable values presented are NOT intended to indicate the value of the options.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1999
                        AND FISCAL YEAR END OPTION VALUES

      The table below summarizes for each of the named executive officers the number of stock options exercised during fiscal 1999, the total number of unexercised options held at November 30, 1999, and the aggregate dollar value of in-the-money, unexercised options held at November 30, 1999. Value realized upon exercise is the difference between the market price of the underlying common stock on the exercise date and the exercise price of the option. Value of unexercised in-the-money options at fiscal year end is based on the difference between the aggregate exercise price of the common stock and the market price of the stock on November 30, 1999 which was $5.5625 per share. As of that date, the underlying options had not been, and may never be, exercised. The actual gain realized, if any, will be when exercised and will depend on the value of the Company's common stock on that date. There is no assurance that any of the theoretical values shown below will ever be realized or will not be surpassed.

                                                                              Number of
                                                                             Securities                    Value of
                                                                             Underlying                   Unexercised
                                 Shares                                      Unexercised                 In-the-Money
                                Acquired                                      Options                      Options
                               on Exercise             Value                 at Fiscal                    at Fiscal
       Name                     (#)(1)(2)          Realized ($)            Year End(#)(1)               Year End(#)(3)
       ----                    -----------         ------------            --------------               --------------
H.A. Trueblood, Jr.                  -0-          $        -0-               112,375                     $       -0-
Clarence H. Brown                    -0-                   -0-                87,245                             -0-
Ronald H. Beck                   11,000                 6,962                 53,750                             -0-
Michael M. Logan                 11,000                 4,602                 53,750                             -0-

----------------
(1)  All options are vested and exercisable.

(2) Option amounts have been adjusted for Company's five-for-four stock split in May 1997 and 10% stock dividend paid the shareholders of record on February 23, 1998.

(3) All unexercised options are exercisable at prices above the fair market value of the common stock on November 30, 1999.

                   SHAREHOLDER RETURN PERFORMANCE PRESENTATION

      The Company has prepared, in accordance with rules of the Securities and Exchange Commission, a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's common stock with the cumulative total return of the American Stock Exchange Market Value Index and the Dow Jones Secondary Oil Index for a period of five fiscal years commencing December 1, 1994, and ending November 30, 1999, as set forth below. Prior to 1997, the Company had selected the American Stock Exchange (the "Amex") Natural Resources Group Index as the published industry index in the stock performance graph, however, the Amex discontinued this index on December 29, 1996. Accordingly, the Company selected the Dow Jones Secondary Oil Index for its published industry index. The graph assumes the value of the investment in Columbus' common stock and each index as $100 on December 1, 1994, and that all cash dividends (of which there were none) were reinvested.

      The Stock Price Performance Graph below shall not be deemed incorporated by reference into any filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.


                              COLUMBUS ENERGY CORP.
                             STOCK PERFORMANCE GRAPH

Fiscal Year             Columbus             AMEX Market          Dow Jones
  Covered                Energy                Value(1)        Secondary Oil(2)
-----------             --------             -----------       ----------------
   1994                   100                   100                  100
   1995                    73.9                 128.3                108.4
   1996                   132.0                 134.8                142.4
   1997                   135.5                 159.7                146.7
   1998                   112.4                 168.3                113.9
   1999                    96.2                 212.9                120.7

-----------------
(1) Source: American Stock Exchange
(2) Source: Dow Jones Index

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation of Officers and Employees in General

      The Board of Directors has delegated to the Compensation Committee (the "Committee") the responsibility of developing compensation programs to attract, motivate, and retain competent executives and other Company personnel. The
Committee as a part of its normal practice obtains the recommendations from Company's management related to individual performance in addition to reviewing compensation programs of other oil and gas companies with emphasis on those companies that would normally provide the greatest source of competition for Columbus' personnel.

      The Committee institutes changes in, or sets the level of, compensation based on consideration of recent and long-term contributions of individual employees; the business circumstances of the Company at the time such compensation levels are set; and comparison of competitor's compensation programs to those of the Company. In the opinion of the Committee, this policy has proved successful in retaining employees and contributed to the Company's operating asset growth since it became a public company in 1988. The Committee is convinced that one of the best ways to maximize shareholder value is to closely align the interests of employees and shareholders by promoting the acquisition of an equity interest in the Company whenever possible. Accordingly, it has made use of stock options in its recommended compensation package of all employees.

      Columbus' executive compensation policy for many years has been to maintain a comparatively modest base salary augmented by grants of new stock options annually and, since 1994, through issuance of stock in lieu of cash under the Incentive Compensation Plan. The Company has granted increases (and on one occasion instituted reductions) in the base salaries of its officers based on performance using a comparative year-to-year review of (a) the market price of the Company's common stock, (b) the Company's total revenues, net income, discretionary cash flow, total assets, and stockholders' equity, and/or (c) expected future market performance of the common stock based upon anticipated improvement in its cash flow from previous activity not yet reflected in the Company's operating results. The Committee also believes the cash salaries paid to management and the annual level of increases have been at or below the median level for similarly situated companies for the fiscal years from 1988 through 1999. It proposes to continue this policy in order to preserve cash for operations and debt reduction.

      The Committee also annually reviews the operating results and compensation reported by four or more selected peer companies similarly situated within Columbus' industry niche before determining special award bonuses, Incentive Compensation Plan grants, or wage increases for the executives. Accordingly, with a fair degree of certainty, they may rely upon the fact that with good comparative results, they will be rewarded in line with the Company's competitors. Creation of the Incentive Compensation Plan in 1994 has somewhat reduced the previous total reliance upon the exercise and sale by officers of their stock option shares to generate extra cash necessary for an officer's total compensation in any given year to be at least comparable to that of peer companies. Occasionally an individual officer makes an unusually important contribution to the Company's success in a particular year which is taken into consideration when setting such officer's salary or when granting an Incentive Compensation Plan award. The Incentive Compensation Plan has provided an excellent vehicle with which to supplement the base salaries of the executive officers. By its optimum use, the Company limits an upward spiral of cash demand which then becomes difficult to reduce salaries without destroying morale or losing key executives. There was one across-the-board reduction in management's salaries over the past ten years in August 1995 due to low commodity prices. In 1999, executive officer salaries were frozen at 1998 amounts due to low prices during the first half of the year.

Compensation of the Chief Executive Officer

      The Committee separately evaluates the annual salary and other remuneration of Harry A. Trueblood, Jr., the Company's Chairman, President, and Chief Executive Officer, without Mr. Trueblood's participation. The Committee annually assesses Mr. Trueblood's performance and expected future contributions and, based upon such an assessment, then makes its recommendations to the full Board of Directors who make a final determination of Mr. Trueblood's compensation. At no point during this process does Mr. Trueblood participate in any findings, deliberations or decisions made by those directors.

      The Board of Directors normally utilizes similar performance parameters for Mr. Trueblood as is used for the other executive officers. However, special emphasis is placed on the Company's performance versus peer group companies and with results of the energy industry in general and will continue such a policy to determine Mr. Trueblood's compensation in 2000. Using similar guidelines during its annual review during May 1999, the Committee recommended no increase in Mr. Trueblood's base salary due to low commodity prices and an award of a 50,000-share non-qualified stock option. The full Board of Directors also granted a cash bonus of $21,667 in recognition of the improvement in operating results which Columbus achieved during fiscal 1998. See "Executive Compensation
- Summary Compensation Table - Option Grants in Last Fiscal Year".

      Mr. Trueblood's compensation package over the past several years has consisted of a modest base salary supplemented by an annual bonus plus annual grants of non-qualified stock options. The latter do not possess the same tax advantages as do incentive stock options normally granted to other officers but because of his percentage stock ownership, Mr. Trueblood is not permitted to participate in either the Incentive Compensation Plan or the Employee Stock Purchase Plan. He is allowed to receive the same percentage of annual matching percentage contribution from the Company to his 401(k) Plan as that received by other officers and all employees.

      The Committee is a standing Committee and its current composition during the review of all officers other than Mr. Trueblood consists of Jerol M. Sonosky, Chairman of the Committee, Harry A. Trueblood, Jr. and J. Samuel Butler all of whom are directors of the Company, but consists only of Messrs. Sonosky and Butler with respect to Mr. Trueblood. The Board of Directors in May 1999 elected each of these persons as Committee members to serve for the balance of fiscal 1999 and until the Board's annual organizational meeting following the Annual Meeting of Shareholders in May 2000.

      For the Compensation Committee

        Harry A. Trueblood, Jr.   Jerol M. Sonosky, Chairman    J. Samuel Butler

      The above report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

Separation Pay Policy

      Since December 1, 1990, the Company has had a separation pay policy which covers all regular terminations and, in addition, certain "special" terminations of officers (including the named executive officers) in the case of certain contractions and restructurings of the Company, and in the event of a change of control of the Company. All officers and employees with at least one year of service are covered by this policy.

      In the event of a termination as a result of a contraction, restructuring, or a "special" termination or a "friendly" change of control (i.e. having received affirmative vote of the Board), an officer (i) with less than 24 months of service will receive six weeks severance pay; (ii) with more than 24 months but less than 36 months of service will receive nine weeks severance pay; and
(iii) with more than 36 months of service will receive three months salary plus an additional three weeks of pay for each full year of service; provided that all officers with 36 months or more of service will receive not less than six months of severance pay. The severance pay rate will be calculated on the basis of the average weekly salary received during the 52 weeks immediately preceding such termination. If there is a "hostile" change of control (i.e. not approved by the Board), the amounts will be increased by one and one-half times.

      At the discretion of the Board of Directors, officers and non-officer employees may receive upon their retirement the same benefits they would have received upon a friendly change of control of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Historically, Columbus, in the ordinary course of business, has sought the participation of other persons in its oil and gas exploration and other business activities. Participation in such ventures have been sold for the purpose of permitting Columbus to minimize its cost basis in the transactions, or realize a profit from the ventures, and to reduce the risk to Columbus in any single business transaction. During fiscal 1999, no directors, officers or holders of more than 5% of the Company's voting securities or such person's immediate family ("insiders") acquired from Columbus participation in its oil and gas ventures in an amount of $60,000 or more. In the past, certain of the Company's directors and officers have participated in the Company's business activities as individual investors with varying levels of investment from year to year which sometimes has exceeded $60,000.

      Any  participation  by such insiders has always been (and will continue to
be) on the same terms and conditions as the participation of other persons who are not directors or officers of Columbus, and no director or officer will derive any special benefits by virtue of their relationship as directors/officers of Columbus. In the course of the exploration, development and operations which are conducted on the oil and gas leases in which Columbus is the operator, officers and directors of Columbus from time to time are indebted to the Company for the period beginning when they receive their monthly invoices until they pay the amounts they owe on such invoices.

      Mr. Trueblood was the former Chief Executive Officer and currently is a director and more than 5% shareholder of CEC Resources Ltd. ("Resources"), a former wholly-owned Canadian subsidiary. In February 2000, Resources became a subsidiary of a new public company, Carbon Energy Corporation. For the fiscal year ended November 30, 1999, the Company received $33,000 from Resources for providing certain management services which included a charge for time spent by named executive officers on Resources' matters.

      The Company was a party to an arrangement with Mark Butler, geologist and 50% owner of Trumark Production Company ("TPC"), during fiscal 1999 whereby Mr. Butler would provide Columbus with 70 hours per month of geological and geophysical consulting services (including related work station usage) at a rate of $170 per hour. John B. Trueblood, son of Columbus' CEO Harry A. Trueblood, Jr., owns the other 50% of TPC.

      Also, a related agreement with Trueblood Resources, Inc. ("TRI"), a privately-held oil and gas exploration company owned 49% by John B. Trueblood and 32% by Mr. Butler, gave the Company an option to participate in exploratory prospects generated by TRI in an Oklahoma area of mutual interest during fiscal 1999 without bearing any carried working interest burden as was charged by TRI to other working interest participants. Three prospect areas were purchased and two exploratory wells were drilled during fiscal 1999. Harry A. Trueblood, Jr. is a director of TRI and his share ownership increased from 1% to 13% during the year.

      As a result of the above agreements, the retainer fees paid to TPC were $155,000 during fiscal 1999. Also, TRI was paid a total of $348,000 for acreage costs and the actual drilling costs associated with drilling the two exploratory wells.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who beneficially own more than 10% of the outstanding shares of the Company's common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's common stock and other equity securities. Such persons are required to furnish the Company with copies of all
Section 16(a) reports they file.

      Based on its review of the copies of such reports received by it, the Company believes that all such reports were timely filed in fiscal 1999.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      PricewaterhouseCoopers   LLP  began   serving   the   Company  as  of  its
incorporation in 1982 and was the Company's independent auditor for the year ended November 30, 1999. PricewaterhouseCoopers LLP has informed the Company that it has no direct financial interest or any material indirect financial interest in the Company. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will be provided the opportunity to make a statement if they so desire. Such representatives are expected to be available to respond to appropriate questions. The Board of Directors has selected PricewaterhouseCoopers LLP as the independent accountants for fiscal 2000.

                          FUTURE SHAREHOLDER PROPOSALS

      If any shareholder intends to present a proposal for action at the annual meeting of shareholders to be held in 2001, such proposal must be received by the Company at its principal executive offices not later than the close of business on November 28, 2000, in order to be included in the Company's proxy material for that meeting. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations of the SEC.

      Shareholders who intend to present a proposal to be considered at the Annual Meeting of Shareholders to be held in 2001, other than shareholder proposals included in the proxy statement, must provide notice of such proposal to the Company not later than February 12, 2001. Otherwise, the proxies will have discretionary authority to vote on the matter.

      All notices should be sent to the Secretary at the address on the cover of this Proxy Statement.

                                 OTHER BUSINESS

      The Company does not know of any business to be presented for consideration at the annual meeting other than the election of directors. If other business is properly presented, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment on such matters, although all proxies will be voted as directed.

      The cost of preparing and mailing the enclosed material will be borne by Columbus. In addition to the solicitation of proxies by mail, it is expected that some of the officers, directors and regular employees of the Company, who will receive no compensation therefor in addition to the regular compensation, will solicit proxies on behalf of the Company by telephone, facsimile and personal interview, with the cost of any such solicitation to be borne by the Company.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            Michael M. Logan
                                            Secretary

(PROXY CARD)

                              COLUMBUS ENERGY CORP.           Common Stock Proxy
                            (a Colorado corporation)

                THIS PROXY IS SOLICITED BY ITS BOARD OF DIRECTORS

      The undersigned hereby appoints Harry A. Trueblood, Jr., J. Samuel Butler and Jerol M. Sonosky, or any one or more of them, with full power of substitution, as attorneys-in-fact of the undersigned to vote the shares of stock held of record on March 23, 2000, which the undersigned would be entitled to vote if personally present, at the annual meeting of shareholders of Columbus Energy Corp. to be held in the Norwest Bank Building Forum Room, Main Floor, 1740 Broadway, Denver, Colorado on Thursday, May 4, 2000 at 9:30 a.m. MDT and at any adjournment thereof.

     Management proposals:

   (1) Election of Class I Directors for the nominees listed below (except as marked to the contrary below) [ ]

        Withhold authority to vote for all nominees listed below  [  ]

         Harry A. Trueblood, Jr. and William H. Blount, Jr.

       (Instruction: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.
          If authority is not withheld, it shall be deemed granted.)

            --------------------------------------------------------------------

   (2) In their discretion for such other matters as may properly come before the meeting.

NOTE: THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND, IN THE PROXY HOLDER'S DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, UNLESS A CONTRARY SPECIFICATION IS MADE.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IMMEDIATELY.

Date signed: ____________________________

Signature:

X_____________________________________

X_____________________________________

             Please sign exactly as your name appears on this proxy.